UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VARIABLE PORTFOLIO - CENTERSQUARE REAL ESTATE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

                    , 2018

As a shareholder of the Variable Portfolio—CenterSquare Real Estate Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to a change in control of the Fund’s subadviser. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and as a shareholder of the Fund you need not take any action.

Summary of Information Statement

The Information Statement concerns the Fund’s subadviser, CenterSquare Investment Management, Inc. (the “Predecessor Subadviser”), which was 100% indirectly owned by BNY Mellon (“BNY”). BNY agreed to sell its interest in the Predecessor Subadviser to a private equity firm, Lovell Minnick Partners, LLC, and employees of the Predecessor Subadviser (the “Transaction”). The closing of the Transaction resulted in a change of control under the Investment Company Act of 1940, as amended, and the automatic termination of the previous subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and the Predecessor Subadviser. At a meeting of the Fund’s Board of Trustees (the “Board”) on November 13-15, 2017, the Board approved a new subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and CenterSquare Investment Management LLC, a new entity, subject to the closing of the Transaction. The Transaction closed on January 2, 2018. The Subadvisory Agreement went into effect January 2, 2018. The terms of the Subadvisory Agreement are materially identical to the terms of the previous subadvisory agreement with the Predecessor Subadviser, including with respect to the fee rates payable under the Subadvisory Agreement.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval of the new Subadvisory Agreement by the Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least                     , 2018. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by                     , 2019. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling at 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

VARIABLE PORTFOLIO - CENTERSQUARE REAL ESTATE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about                     , 2018. This Information Statement is being made available to shareholders of Variable Portfolio—CenterSquare Real Estate Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed by the Board at its meeting held on June 19-21, 2017.

Under the Management Agreement, the Investment Manager, among other matters, monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which the subadviser manages all or a portion of a fund’s investment portfolio, as determined by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

CENTERSQUARE INVESTMENT MANAGEMENT LLC AND THE SUBADVISORY AGREEMENT

CenterSquare Investment Management, Inc. (the “Predecessor Subadviser”) was a wholly-owned subsidiary of BNY Mellon (“BNY”). BNY agreed to sell its interest to a private equity firm, Lovell Minnick Partners, LLC, and employees of the Predecessor Subadviser (the “Transaction”). The closing of the Transaction resulted in a change of control of the Predecessor Subadviser under the 1940 Act and the automatic termination of the previous subadvisory agreement between the Investment Manager and the Predecessor Subadviser. At a meeting of the Board on November 13-15, 2017, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved a new subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and CenterSquare Investment Management LLC, a new entity (“CenterSquare”), subject to the closing of the Transaction. The Transaction closed on January 2, 2018. The Subadvisory Agreement went into effect January 2, 2018. The terms of the Subadvisory Agreement are materially identical to the terms of the previous subadvisory agreement with the Predecessor Subadviser, including with respect to the fee rates payable under the Subadvisory Agreement.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to CenterSquare

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio - CenterSquare Real Estate Fund

Net Assets (billions)	Annual rate at each asset level
First $0.5	0.750%
Next $0.5	0.745%
Next $0.5	0.720%
Next $1.5	0.670%
Over $3.0	0.660%

The table above represents the fee rates payable by the Fund to the Investment Manager, which did not change as a result of the Transaction. The Investment Manager, in turn, pays CenterSquare a fee, which also did not change as a result of the Transaction, out of its own assets, calculated at the following rates:

•	0.40% on the first $200 million, reducing to 0.30% as assets increase

	Fees paid by the Fund to the Investment Manager for the period from January 1, 2017 to December 31, 2017*	Fees paid by the Investment Manager to the Predecessor Subadviser for the period from January 1, 2017 to December 31, 2017
Variable Portfolio - CenterSquare Real Estate Fund (fiscal year ended 12/31/17)	$3,272,698.01	$1,513,253.04

*	The Investment Manager uses these fees to pay the subadviser.

INFORMATION ABOUT CENTERSQUARE

CenterSquare, formed in September 2017, is a SEC-registered investment adviser providing direct real estate investment management services to institutional investors and advisory services to mutual funds and other pooled investment vehicles. CenterSquare is focused exclusively on public and private real estate, managing domestic, international and global real estate strategies. CenterSquare is wholly-owned by its sole member, CenterSquare Investment Management Holdings LLC, which is located at 630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462. As of January 2, 2018, CenterSquare had approximately $9.57 billion in assets under management. CenterSquare’s principal offices are located at 630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462.

The following table provides information on the principal executive officers of CenterSquare:

Name	Title/Responsibilities	Address
Robert Joseph Law	Chief Financial Officer and Chief Compliance Officer	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Eric Todd Briddell	Chief Executive Officer and Chief Investment Officer	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Mark Benedict Greco	Managing Director, Private Real Estate	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Frank John Ferro	General Counsel	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

David Lawrence Rabin	Managing Director, Private Real Estate	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Scott Frederick Maguire	Managing Director/Global Head of Client Service and Marketing	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Scott Thomas Crowe	Chief Investment Strategist	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Dean Eliot Frankel	Global Head, Real Estate Securities	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Deborah Ann Flickinger	Chief Operating Officer	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Other Funds with Similar Investment Objectives Managed by CenterSquare

Fund Name	Assets as of December 31, 2017	Subadvisory Fee*
Fund A	$294 Million	0.36%
Fund B	$62 Million	0.50%

*	Effective rate as of 12/31/2017

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

The Board, at its November 13 - November 15, 2017 in-person Board meeting (the Meeting) considered the Subadvisory Agreement between the Investment Manager and CenterSquare, with respect to CenterSquare’s management of the Fund considering the change in control. It was observed that the subadvisory agreement with the Predecessor Subadviser (the “Predecessor Subadvisory Agreement”) terminates upon the effectiveness of the Transaction and, as a result, the new Subadvisory Agreement is intended to replace the Predecessor Subadvisory Agreement so that the change in control does not cause a disruption of services provided to the Fund upon the termination of the Predecessor Subadvisory Agreement. It was also observed that the new Subadvisory Agreement is substantially identical, in all material respects, to the Predecessor Subadvisory Agreement. The Trustees noted the Contracts Committee’s recommendation that the Board approve the new Subadvisory Agreement. Independent legal counsel to the Independent Trustees reviewed the SEC-enumerated factors that should be considered by a board in determining whether to approve a new investment management services or subadvisory agreement and stated that the Board should use these factors in consideration of the approval of the Subadvisory Agreement.

Nature, Extent and Quality of Services

The Board considered its analysis of various reports and presentations received by it and its Committees, at this Meeting and as part of the 15(c) review process at the June 2017 Meeting (the June Meeting), detailing the services performed by the Predecessor Subadviser, as subadviser for the Fund, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel. The Board also recalled its analysis of the capabilities and financial condition of the Predecessor Subadviser at the June Meeting, and noted the Investment Manager’s representation that CenterSquare has the capability and wherewithal to carry out its responsibilities under the proposed Subadvisory Agreement.

The Board observed that the Chief Compliance Officer of the Fund continues to monitor CenterSquare’s code of ethics and compliance program and that no material concerns have been reported. The Board reviewed the impending Transaction noting the Investment Manager’s comfort with the future financial strength of CenterSquare based on CenterSquare’s representations that its financial condition is expected to remain strong after the Transaction. The Board also noted management’s assertion that Lovell Minnick Partners, LLC has a history of contributing additional capital to investment managers, if needed. The Board also noted the Investment Manager’s representation that no material changes were expected to CenterSquare’s personnel, investment philosophy, investment process or compensation structure post-Transaction. The Board also discussed the acceptability of the terms of the Subadvisory Agreement, including that, the new Subadvisory Agreement is substantially identical, in all material respects, to the Predecessor Subadvisory Agreement reviewed and approved by the Board earlier at the June Meeting. The Board recalled its considerations regarding the Predecessor Subadviser at the June Meeting, including its conclusion that the Predecessor Subadviser is in a position to provide a high quality and level of services to the Fund. The Board noted its view that, based on the information it has received, the Transaction should not affect that conclusion (as it applies to the new entity). Additionally, the Board reviewed the Investment Manager’s process for selecting and monitoring CenterSquare. The Board considered, in particular, management’s rationale for recommending the continued retention of CenterSquare.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, including, in particular, the performance of the Fund (discussed below), as well as the Investment Manager’s recommendation that the Board approve entering into the Subadvisory Agreement with CenterSquare, which is unaffiliated with the Investment Manager, the Board concluded that CenterSquare was in a position to provide services of a reasonable high quality to the Fund post consummation of the Transaction.

Investment Performance

For purposes of evaluating the nature, extent and quality of services provided under the Subadvisory Agreement, the Board reviewed the investment performance of the Fund. In this regard, the Board considered its review at the June Meeting of the Fund’s performance, during which the Trustees observed that although the Fund underperformed for certain periods, the Predecessor Subadviser had only been serving the Fund for less than two years.

Comparative Fees, Costs of Services Provided

The Board recalled its review, at the June Meeting, of comparative fees and the costs of services to be provided under the Predecessor Subadvisory Agreement. The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to CenterSquare would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Trustees observed that fees paid under the proposed Subadvisory Agreement are identical to those paid under the Predecessor Subadvisory Agreement reviewed and approved in June 2017. The Board concluded that the Fund’s subadvisory fees continue to be fair and reasonable in light of the extent and quality of services that the Fund receives.

Economies of Scale

The Board recognized that, because CenterSquare’s fees would be paid by the Investment Manager and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Fund’s Management Agreement, which was separately considered and renewed at the June Meeting.

Based on all of the foregoing, including all of the information received and presented (including the information reviewed and considered at the June Meeting), the Board, including the Independent Trustees, concluded that the subadvisory fees were fair and reasonable in light of the extent and quality of services to be provided.

On November 15, 2017, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement. In reaching this conclusion, no single factor was determinative.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

As of December 31, 2017, the Investment Manager, through its affiliated funds-of-funds and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co. of New York (located at 20 Madison Avenue Extension, Albany, NY 12203), owned 98.39% of the outstanding shares of the Fund.

As of December 31, 2017, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or

by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

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